UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2024

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AFG	New York Stock Exchange
5.875% Subordinated Debentures due March 30, 2059	AFGB	New York Stock Exchange
5.125% Subordinated Debentures due December 15, 2059	AFGC	New York Stock Exchange
5.625% Subordinated Debentures due June 1, 2060	AFGD	New York Stock Exchange
4.5% Subordinated Debentures due September 15, 2060	AFGE	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of American Financial Group, Inc. (the “Company”) elected Roger K. Newport to serve as a director effective February 27, 2024, until the next annual meeting of shareholders and until his successor is duly elected and qualified.  The Board has determined that Mr. Newport is an independent director in accordance with guidelines that the Company has adopted, which guidelines comply with the listing standards set forth by the New York Stock Exchange.  Mr. Newport will serve on the Audit Committee of the Board.

Mr. Newport served as Chief Executive Officer and a Director of AK Steel Holding Corporation (“AK Steel”) from January 2016 until March 2020, when he retired in connection with the acquisition of AK Steel by Cleveland-Cliffs Inc. Prior to that, Mr. Newport served at AK Steel as Executive Vice President, Finance and Chief Financial Officer since May 2015, as Senior Vice President, Finance and Chief Financial Officer since May 2014, and as Vice President, Finance and Chief Financial Officer since May 2012. Prior to that, Mr. Newport served in a variety of other leadership positions since joining AK Steel in 1985, including Vice President-Business Planning and Development, Controller and Chief Accounting Officer, Assistant Treasurer, Investor Relations, Manager-Financial Planning and Analysis and Product Manager. Mr. Newport also serves as a director and a member of the Audit Committee (of which he previously served as Chair) and Nominating & Governance Committee for Alliant Energy Corporation, and as a director of its subsidiaries, Iowa Power & Light Company and Wisconsin Power & Light Company.

There is no arrangement or understanding between Mr. Newport and any other person pursuant to which Mr. Newport was elected as a director of the Company.  There have been no transactions nor are there any proposed transactions between the Company and Mr. Newport that would require disclosure pursuant to Item 404(a) of Regulation S-K.  Mr. Newport will receive compensation for his service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described under the heading “Executive Compensation—Director Compensation and Stock Ownership Guidelines” beginning on page 41 of the Company’s proxy statement filed with the SEC on April 4, 2023.

On February 27, 2024, Terry S. Jacobs notified the Board of his intention to not stand for re-election at the 2024 Annual Meeting and to retire from the Board at such time. Mr. Jacobs has served as a valued member of the Board since joining in 2003 and made significant contributions during his tenure, including as a member of each of the Company’s Committees and previously serving as Chair of the Compensation Committee. Mr. Jacobs’s decision to not stand for re-election and to retire from the Board at the 2024 Annual Meeting is not the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the operations, policies or practices of the Company.

A copy of the press release announcing these events is furnished as Exhibit 99.1 and incorporated by reference in this Item 5.02.  The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated February 27, 2024

104	Cover page Interactive Date File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: February 28, 2024	By:	/s/ Joseph C. Alter
Joseph C. Alter
Vice President and
Deputy General Counsel

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